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Exhibit 99.17

- Please fold and detach at perforation.  Return the Proxy Ballot only. -

PROXY
PROXY

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
              FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE
          NUVEEN INNOVATION FUND TO BE HELD ON ________, 2003


The undersigned hereby appoints Timothy R. Schwertfeger, Jessica R. Droeger and Gifford R. Zimmerman and each of them, with full powers of substitution, Proxies for the undersigned to represent and vote the shares of the undersigned at the Special Meeting of Shareholders of Nuveen Innovation Fund, a series of the Nuveen Investment Trust II, to be held on _______, 2003, or any adjournment or adjournments thereof as indicated on the reverse side.

          PLEASE BE SURE TO SIGN YOUR PROXY BALLOT ON THE REVERSE SIDE





                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
         FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN
                    INNOVATION FUND TO BE HELD ON ________, 2003

          At the upcoming Special Meeting, shareholders will be asked to approve a reorganization of the Nuveen Innovation Fund into the Nuveen Rittenhouse Growth Fund and other matters in connection with the reorganization. Please refer to the accompanying prospectus/proxy statement and cast your vote on the proxy ballot.

          Whether or not you plan to join us at the meeting, please sign, date and vote the proxy ballot and return it to our proxy tabulator in the enclosed post-page envelope. Please specify your choice by marking the appropriate box on the proxy ballot. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Trustees' recommendations.

                    NOTE:  YOUR PROXY IS NOT VALID UNLESS IT
                    IS SIGNED. Please sign exactly as your name(s) appears on the Proxy Ballot. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, either holder should sign.



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PROPOSAL:

     1. To approve an Agreement and Plan of Reorganization pursuant to which the Nuveen Innovation Fund (the "Innovation Fund") would (i) transfer all of its assets to the Nuveen Rittenhouse Growth Fund (the "Rittenhouse Fund")in exchange solely for Class A, B, C and R shares of beneficial interest of the Rittenhouse Fund and the Rittenhouse Fund's assumption of the liabilities of the Innovation Fund, (ii) distribute such shares of the Rittenhouse Fund to the holders of shares of the Innovation Fund and (iii) be liquidated, dissolved and terminated as a series of the Nuveen Investment Trust II (the "Trust") in accordance with the Trust's Declaration of Trust.

     2. In their discretion, the Proxies indicated on the reverse side of the Proxy Ballot are authorized to vote upon such other matters as may properly come before the Special Meeting.

- Please fold and detach at perforation.  Return the Proxy Ballot only. -

NUVEEN INNOVATION FUND
PROXY BALLOT

                                                       FOR    AGAINST    ABSTAIN

1.  Approval of Agreement and Plan of Reorganization.  [ ]      [ ]        [ ]


                                                   2.  In their discretion, the
                                                       Proxies are authorized to
                                                       vote on such other
                                                       business as may come
                                                       before the Special
                                                       Meeting.

                                                       Date: _____________, 2003

                                         _________________________________

                                         _________________________________
                                         Signature(s)